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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in the Registration Statement of
Washington Mutual, Inc. on Form S-4 of our report dated February 26, 1999, appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
Seattle, Washington

June 18, 1999